UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2016

Southcross Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1717 Main Street
Suite 5200
Dallas, Texas 75201
(Address of principal executive office) (Zip Code)

(214) 979-3720
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2016, Southcross Energy Partners, L.P. (the “Partnership”) and Southcross Holdings LP (“Holdings”) entered into an equity cure contribution agreement (the “Equity Cure Agreement”) related to that certain Third Amended and Restated Revolving Credit Agreement, dated as of August 4, 2014, among the Partnership, as borrower, Wells Fargo Bank, N.A. as administrative agent, UBS Securities LLC and Barclays Bank PLC, as co-syndication agents, JPMorgan Chase Bank, N.A., as documentation agent, and the lenders party thereto (as amended, the “Revolving Credit Agreement”). Under the terms of the Revolving Credit Agreement, the Partnership has the right to cure any default with respect to a financial covenant in the Revolving Credit Agreement by having Holdings purchase equity interests in or make capital contributions to the Partnership that result in proceeds that would satisfy the requirements of such financial covenant.

Pursuant to the Equity Cure Agreement, Holdings has agreed, subject to bankruptcy court approval, to contribute up to $50 million to the Partnership (the “Contribution Amount”) to fund potential equity cures upon notification from the Partnership that a contribution would cure any default of a financial covenant in the Revolving Credit Agreement occurring between March 15, 2016 and March 31, 2017. In exchange for the Contribution Amount, the Partnership will issue Holdings a number of the Partnership's common units representing limited partner interests equal to, subject to certain exceptions, (i) the applicable Contribution Amount divided by (ii) a common unit reference price (“Reference Price”) equal to the volume weighted daily average price of the common units on the New York Stock Exchange (“VWAP”) calculated for a period of 15 trading days ending two trading days prior to the contribution by Holdings. Notwithstanding the VWAP calculation, the Reference Price will be no less than $0.89 per common unit and no greater than $1.48 per common unit (the “Range”), and if the VWAP is within the Range for a period of 15 trading days, the first of which is the tenth trading day following this announcement, such VWAP will be the Reference Price for all common units issued in exchange for the Contribution Amount. It is expected that funding of any amount under the Contribution Agreement would be from funds received by Holdings from the proceeds of the equity investment contemplated under, and after the effectiveness of, the plan of reorganization for Holdings.

Holdings indirectly owns 100% of Southcross Energy Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), all of the Partnership’s subordinated units representing limited partner interests and approximately 23.3% of the Partnership’s common units. The General Partner owns an approximate 2.0% general interest in the Partnership and all of the Partnership’s incentive distribution rights. The Conflicts Committee of the Board of Directors of the General Partner, acting pursuant to delegated authority under the Partnership’s Third Amended and Restated Agreement of Limited Partnership, approved the terms of the Equity Cure Agreement and the transactions contemplated thereunder.

The foregoing description of the Equity Cure Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Cure Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K related to the common units to be issued to Holdings pursuant to the Equity Cure Agreement is incorporated into this Item 3.02 by reference. Any common units acquired by Holdings in the future pursuant to the Equity Cure Agreement will be issued in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2016, the General Partner entered into retention agreements (the “Retention Agreements”) with John E. Bonn, Chief Executive Officer of the General Partner, Bret M. Allan, Chief Financial Officer of the General Partner, and Joel D. Moxley, Chief Commercial Officer of the General Partner (the “Named Executive Officers”). Pursuant to the Retention Agreements, the Named Executive Officers will each receive a one-time special restructuring bonus in an amount equal to 100% of his then-current annual salary (the “Restructuring Bonus”) if he remains continuously employed with the General Partner through the date that Holdings consummates a plan of reorganization under Chapter 11 of Title 11 of the United States Code. Each Named Executive Officer will also receive a special one-time retention bonus in an amount equal to 100% of his then-current annual salary (the “Retention Bonus”) if he remains continuously employed with the General Partner through November 1, 2016.

Notwithstanding the foregoing, if there is a change in control (as such term is defined in the Amended and Restated 2012 Long-Term Incentive Plan of the Partnership) or the Named Executive Officer experiences a qualifying termination, in any case, prior to November 1, 2016, the Named Executive Officer will be entitled to receive any unpaid portion of the Restructuring Bonus or the Retention Bonus.

The foregoing description of the Retention Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each Retention Agreement, which are filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated into this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.

Cleansing Materials

On March 22, 2016, Holdings announced that it had entered into a Restructuring Support Agreement with a majority of its senior lenders under its revolving and term loan credit agreements and all of its Class B preferred equity holders and, as part of this agreement, commenced a solicitation of votes for a prepackaged plan of reorganization. Holdings intends to commence a prepackaged Chapter 11 case in the U.S. Bankruptcy Court. In connection with its restructuring, Holdings entered into non-disclosure agreements (“NDAs”) with its senior lenders and provided the senior lenders certain confidential financial projections of the Partnership (the “Financing Projections”) in early 2016. Pursuant to the NDAs, Holdings agreed to publicly disclose the Financing Projections. The Partnership is providing these Financing Projections in connection with Holdings prepackaged Chapter 11 bankruptcy filing, and copies of the Financing Projections are furnished hereby as Exhibit 99.1.

The Financing Projections, including financial projections, forecasts or budgets, were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (the “SEC”) or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The Financing Projections do not purport to present the Partnership's financial condition in accordance with accounting principles generally accepted in the United States. Neither the Partnership's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Financing Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Financing Projections. The inclusion of the information in the Financing Projections should not be regarded as an indication that the Partnership or its affiliates or representatives consider the Financing Projections to be a reliable prediction of future events, and the Financing Projections should not be relied upon as such. None of Holdings, the Partnership or any of its affiliates or representatives have made or make any representation to any person regarding the Financing Projections, and none of them undertakes any obligation to publicly update such information to reflect circumstances existing after the date when the information was made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Financing Projections are shown to be in error.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any of the Partnership’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Cautionary Note Regarding Forward-Looking Statements

Many of the statements included or incorporated in this Current Report on Form 8-K and the exhibits furnished herewith constitute “forward-looking statements.” In particular, they include statements relating to future actions, strategies, future operating and financial performance, and the Partnership’s future financial results. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Partnership may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in the Partnership’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
10.1	Equity Cure Contribution Agreement, dated March 17, 2016, by and between Southcross Energy Partners, L.P. and Southcross Holdings LP.
10.2	Retention Agreement, dated March 17, 2016, by and between Southcross Energy GP, LLC and Mr. John E. Bonn.
10.3	Retention Agreement, dated March 17, 2016, by and between Southcross Energy GP, LLC and Mr. Bret M. Allan.
10.4	Retention Agreement, dated March 17, 2016, by and between Southcross Energy GP, LLC and Mr. Joel D. Moxley.
99.1	Partnership Financing Projections

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC,
its general partner

Dated: March 22, 2016	By:	/s/ Bret M. Allan
		Name:	Bret M. Allan
		Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
10.1	Equity Cure Contribution Agreement, dated March 17, 2016, by and between Southcross Energy Partners, L.P. and Southcross Holdings LP.
10.2	Retention Agreement, dated March 17, 2016, by and between Southcross Energy GP, LLC and Mr. John E. Bonn.
10.3	Retention Agreement, dated March 17, 2016, by and between Southcross Energy GP, LLC and Mr. Bret M. Allan.
10.4	Retention Agreement, dated March 17, 2016, by and between Southcross Energy GP, LLC and Mr. Joel D. Moxley.
99.1	Partnership Financing Projections